Exhibit 99.1

Great Western Bancorp, Inc. Announces Fiscal Year 2015 Second Quarter Financial Results
Financial Highlights

•	Second quarter net income was $19.7 million, or $0.34 per share, bringing fiscal year-to-date net income to $46.4 million, or $0.80 per share

•	Continuing noninterest expense management contributed to an efficiency ratio[1] of 51.7% for the quarter

•	Total loans grew $85.7 million during the quarter and are up $285.0 million, or 4.2%, compared to September 30, 2014

•	Deposit growth of $248.5 million during the quarter fully funded expansion of the loan portfolio and allowed for seasonal paydown of FHLB borrowings

Sioux Falls, SD - April 28, 2015 - Great Western Bancorp, Inc. (NYSE: GWB) today reported net income of $19.7 million, or $0.34 per share, for the quarter ended March 31, 2015, compared to net income of $26.0 million, or $0.45 per share, for the same quarter of fiscal year 2014. As previously disclosed, higher total credit-related charges of approximately $14 million incurred during the quarter drove lower net income. Provision for loan losses was $9.7 million in the current quarter compared to $(2.7) million (i.e., release of provision for loan losses) in the second quarter of fiscal year 2014, a pre-tax increase of $12.4 million. Increased net interest income and lower noninterest expense partially offset the increase in credit-related charges. Fiscal year-to-date net income was $46.4 million, or $0.80 per share, compared to $54.6 million, or $0.94 per share, for the same period of fiscal year 2014.
"Great Western Bank delivered a number of positive outcomes during the quarter. We are pleased with the balance sheet growth we attained during the quarter and continue to be very proud of our strong efficiency ratio and commitment to expense management," said Ken Karels, President and Chief Executive Officer. "We were proactive in addressing the higher credit-related charges incurred during the quarter and, while we are disappointed in the magnitude of the impact, we remain focused on risk management and believe these charges are isolated in nature and not indicative of a more systemic issue."
Net Interest Income and Net Interest Margin2
Net interest income increased $4.1 million, or 5%, from $78.1 million for the second quarter of fiscal year 2014 to $82.2 million for the second quarter of fiscal year 2015. Higher interest income on loans, driven by strong year-over-year growth, and lower deposit interest expense drove the increase, which was partially offset by lower interest income from the investment portfolio caused primarily by lower asset yields and a smaller portfolio size.
Net interest margin was 3.89%, 3.91% and 3.96%, respectively, for the quarters ended March 31, 2015, December 31, 2014, and March 31, 2014 and 3.90% and 3.99%, respectively, for the six months ended March 31, 2015 and March 31, 2014. Adjusted net interest margin1, which adjusts for the realized gain (loss) on interest rate swaps, was 3.64%, 3.67% and 3.73%, respectively, and 3.66% and 3.77%, respectively, for the same periods. Net interest margin and adjusted net interest margin1 declined compared to the second quarter of fiscal year 2014 primarily due to reduced asset yields and a higher average cash balance. Pricing on new loans continued to be impacted by competitive pressures in the market and the continued near-zero benchmark interest rate environment, while investment portfolio yields have also declined. These reductions in asset yields were partially offset by a 4 basis point reduction in the cost of deposits over the same period, driven in part by a continued favorable change in deposit mix.
Loan growth for the quarter ended March 31, 2015 was $85.7 million, bringing fiscal year-to-date growth to $285.0 million, an increase of 4.2% compared to September 30, 2014. Year-to-date growth remains balanced across the business and agriculture lending components of the portfolio including commercial non-real estate, commercial real estate and agriculture. Consistent with management's expectations at the end of the first fiscal quarter, the agriculture portfolio did contract slightly during the quarter as a result of clients' calendar year-end tax planning.

1 This is a non-GAAP measure management believes is helpful to understanding trends in the business that may not be fully apparent based only on the most comparable GAAP measure. Further information on this measure and a reconciliation to the most comparable GAAP measure is provided at the end of this document.
2 All references to net interest income and net interest margin are presented on a fully-tax equivalent basis unless otherwise noted.

Exhibit 99.1

Deposits grew by $248.5 million during the quarter and by $435.5 million, or 6.2%, compared to September 30, 2014. Deposit growth is typically most robust in the first and second fiscal quarters and some seasonal contraction is expected in the third fiscal quarter. The average cost of deposits for the quarter was 0.33%, down 4 basis points compared to the same quarter in fiscal year 2014, driven in part by continuing change in deposit mix.
Provision for Loan Losses and Asset Quality
Provision for loan losses was $9.7 million for the quarter ended March 31, 2015, compared to $(2.7) million (i.e., release of provision for loan losses) in the same quarter of fiscal year 2014. As previously disclosed on March 9, 2015, the provision recorded during the quarter was mainly driven by a small number of Commercial & Industrial lending exposures that deteriorated during the quarter. The credits are not concentrated by industry or geography. Management believes the higher charges are driven by customer-specific developments and are not indicative of credit concerns across the portfolio. Net charge-offs for the quarter were $9.1 million, or 0.52% of total loans on an annualized basis, bringing fiscal year-to-date net charge-offs to $8.1 million, or 0.23% of total loans on an annualized basis. For the comparable periods in fiscal year 2014, net charge-offs were $6.2 million, or 0.39% of total loans on an annualized basis, and $5.1 million, or 0.16% of loans on an annualized basis, respectively. The ratio of allowance for loan losses to total loans increased from 0.70% at September 30, 2014 to 0.74% at March 31, 2015.
At March 31, 2015, nonperforming loans were $74.3 million, with $27.8 million of the balance covered by FDIC loss-sharing arrangements. Total nonperforming loans represent a 6% decrease compared to September 30, 2014 and a 9% increase compared to December 31, 2014. OREO balances have declined by $6.0 million since September 30, 2014, with $8.6 million of the $43.6 million of total OREO as of March 31, 2015 covered by FDIC loss-sharing arrangements. Loans on "Watch" status were $384.4 million as of March 31, 2015, an increase of 34% compared to September 30, 2014. Some of the increase reflected ongoing proactive management of credit exposures and some of the increase resulted from a broad-based review of the loan portfolio performed in conjunction with the announcement of elevated credit-related charges on March 9. Management does not anticipate a significant negative trend in future charge-offs as a result of the increase in "Watch" loans.
A summary of total credit-related charges incurred during the current, prior and comparable quarters is presented below:

GREAT WESTERN BANCORP, INC.
Summary of Credit-Related Charges (Unaudited)
(Dollars in thousands)		For the three months ended:
Item	Included within F/S Line Item(s):	March 31, 2015	December 31, 2014	March 31, 2014
Provision for loan losses	Provision for loan losses	$9,679	$3,319	$(2,690)
Net OREO charges	1) Net (gain) loss from sale of repossessed property and other assets 2) Other noninterest expense	2,634	1,846	1,219
Reversal of interest income on nonaccrual loans	Interest income on loans	517	(162)	6
Loan fair value adjustment related to credit	Net increase (decrease) in fair value of loans at fair value	1,184	2,223	(683)
Total		$14,014	$7,226	$(2,148)
Noninterest Income
Noninterest income was $6.9 million for the quarter ended March 31, 2015, a decrease of $3.2 million, or 32%, compared to the second quarter of fiscal year 2014. Included within noninterest income are the changes in fair value of certain loans for which the Company has elected the fair value option and the net gain (loss), realized and unrealized, of the related derivatives used to manage the interest rate risk on these loans. On a net basis, these two components of noninterest income accounted for $2.8 million, or 87%, of the period-over-period decrease, driven primarily by fair value adjustments related to credit outlined above.
Aside from the increased net charges related to loans at fair value and the related derivatives, noninterest income declined 3% compared to the second quarter of fiscal year 2014. Service charges and other fees and other noninterest income each decreased by $0.5 million, while net gain on sale of mortgage loans increased by $0.6 million based on higher volumes in that line of business.

Exhibit 99.1

Noninterest Expense
Total noninterest expense was $48.4 million for the quarter ended March 31, 2015, a decrease of 2% or $0.9 million compared to the same quarter in fiscal year 2014. The decrease in noninterest expense was driven in large part by a $2.4 million decrease in amortization of intangible assets and a reduction in net occupancy expenses as a result of branch closures completed in prior fiscal periods. These decreases were partially offset by higher salaries and employee benefits, driven largely by favorable nonrecurring events in the comparable period, higher professional fees, primarily attributable to the higher cost of operating as a public company, and a $1.4 million increase in net OREO expenses. The efficiency ratio1 was 51.7% for the quarter, compared to 50.6% for the same quarter of fiscal year 2014, and was a very positive 50.1% through the first six months of fiscal year 2015.
Capital
Tier 1 and total capital ratios were 11.5% and 12.6%, respectively, as of March 31, 2015, compared to 11.8% and 12.9%, respectively, as of September 30, 2014. The common equity tier 1 capital ratio was 10.7% as of March 31, 2015. The decreases were driven by the adoption of Basel III capital conventions on January 1, 2015, applicable to all banks, which increased risk weighted assets by approximately $270 million mainly as a result of new requirements related to unused lines of credit and, to a lesser extent, high-volatility commercial real estate. The risk weighted asset increases related to Basel III adoption were partially offset by increased retained earnings driven by two quarters' of net income net of the first quarter fiscal year 2015 dividend paid in February 2015.
This morning, the Company’s board of directors declared a dividend of $0.12 per common share payable on May 29, 2015 to owners of record as of close of business on May 15, 2015. The aggregate dividend payment will be $6.9 million.
Business Outlook
"We continue to be optimistic about our loan and deposit pipelines, though we do expect some seasonal deposit outflow in the coming quarter," added Karels. "We will begin to realize cost savings related to the branches we closed at the end of March and are very excited about a number of key hires of very talented individuals that we have made recently, which we believe will help GWB continue to deliver strong growth and profitability on the front line and allow us to meet our more stringent reporting and compliance requirements as a public company."
Conference Call
Great Western Bancorp, Inc. will host a conference call to discuss its financial results for the second quarter of fiscal year 2015 on Tuesday, April 28, 2015 at 7:30 AM (CT). The call can be accessed by dialing (855) 238-8837 approximately 10 minutes prior to the start time. Please ask to be joined into the Great Western Bancorp, Inc. (GWB) call. International callers should dial (412) 542-4114. The call will also be broadcast live over the Internet and can be accessed in the Investor Relations section of Great Western’s website at www.greatwesternbank.com. A replay will be available beginning one hour following the conference call and ending on May 13, 2015. To access the replay, dial (877) 344-7529 (U.S.) and use conference ID #10064376. International callers should dial (412) 317-0088 and enter the same conference ID number.
About Great Western Bancorp, Inc.
Great Western Bancorp, Inc. is the holding company for Great Western Bank, a full-service regional bank focused on relationship-based business and agribusiness banking. Great Western Bank offers small and mid-sized businesses a focused suite of financial products and a range of deposit and loan products to retail customers through several channels, including the branch network, online banking system, mobile banking applications and customer care centers. The bank services its customers through 158 branches in seven states: South Dakota, Iowa, Nebraska, Colorado, Arizona, Kansas and Missouri. To learn more about Great Western Bank visit www.greatwesternbank.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements about Great Western Bancorp, Inc.’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. In particular, the statements included in this press release concerning Great Western Bancorp, Inc.’s expected performance and strategy, and the interest rate environment, in fiscal year 2015 are not historical facts and are forward-looking. Accordingly, the forward-looking statements in this press release are only predictions and involve estimates, known and

Exhibit 99.1

unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the sections titled “Item 1A. Risk Factors” and "Cautionary Note Regarding Forward-Looking Statements" in Great Western Bancorp, Inc.’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 and Quarterly Report on Form 10-Q for the period ended December 31, 2014. Further, any forward-looking statement speaks only as of the date on which it is made, and Great Western undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Financial Data (Unaudited)
(Dollars in thousands except per share amounts)

	At or for the six months ended		At or for the three months ended
	March 31, 2015	March 31, 2014	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Operating Data:
Interest and dividend income (FTE)	$181,876	$175,796	$89,794	$92,082	$92,265	$89,078	$85,993
Interest expense	15,248	16,559	7,579	7,669	7,715	7,778	7,929
Noninterest income	14,836	20,966	6,936	7,900	8,501	10,314	10,140
Noninterest expense	95,529	97,626	48,438	47,091	48,318	54,278	49,327
Provision for loan losses	12,998	(3,565)	9,679	3,319	2,749	1,500	(2,690)
Net income	46,421	54,575	19,724	26,697	27,875	22,502	25,971
Earnings per common share[2]	$0.80	$0.94	$0.34	$0.46	$0.48	$0.39	$0.45

Performance Ratios:
Net interest margin (FTE)[3]	3.90%	3.99%	3.89%	3.91%	4.10%	4.03%	3.96%
Adjusted net interest margin (FTE)1 3	3.66%	3.77%	3.64%	3.67%	3.86%	3.80%	3.73%
Return on average total assets[3]	0.96%	1.19%	0.83%	1.10%	1.19%	0.98%	1.15%
Return on average common equity[3]	6.44%	7.70%	5.49%	7.39%	7.69%	6.25%	7.41%
Return on average tangible common equity1 3	13.8%	17.9%	11.8%	15.8%	16.3%	14.2%	17.3%
Efficiency ratio[1]	50.1%	49.0%	51.7%	48.5%	49.0%	54.8%	50.6%

Capital:
Tier 1 capital ratio	11.5%	12.4%	11.5%	11.8%	11.8%	12.1%	12.4%
Total capital ratio	12.6%	13.6%	12.6%	12.9%	12.9%	13.1%	13.6%
Tier 1 leverage ratio	9.3%	9.4%	9.3%	9.1%	9.1%	9.3%	9.4%
Common equity tier 1 ratio	10.7%	*	10.7%	*	*	*	*
Tangible common equity / tangible assets[1]	8.4%	8.4%	8.4%	8.3%	8.2%	8.3%	8.4%

Asset Quality:
Nonperforming loans	$74,332	$91,567	$74,332	$68,454	$78,905	$80,838	$91,567
OREO	$43,565	$77,223	$43,565	$43,442	$49,580	$54,190	$77,223
Nonperforming loans / total loans	1.05%	1.40%	1.05%	0.98%	1.16%	1.21%	1.40%
Net charge-offs (recoveries)	$8,090	$5,146	$9,073	$(983)	$2,269	$1,615	$6,226
Net charge-offs (recoveries) / average total loans[3]	0.23%	0.16%	0.52%	(0.06)%	0.13%	0.10%	0.39%
Allowance for loan losses / total loans	0.74%	0.72%	0.74%	0.74%	0.70%	0.70%	0.72%
Watch-rated loans	$384,448	$209,134	$384,448	$275,473	$287,723	$266,416	$209,134

[1] This is a non-GAAP financial measure management believes is helpful to interpreting our financial results. See the tables at the end of this document for the calculation of the measure and reconciliation to the most comparable GAAP measure.

[2] Share dilution calculated for the quarter and fiscal year-to-date periods was minimal and, as such, diluted EPS equals EPS for all periods presented.
[3] Annualized for all partial-year periods.
* Not applicable for period presented.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Income Statement (Unaudited)
(Dollars in thousands)

	For the six months ended		For the three months ended
	March 31, 2015	March 31, 2014	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Interest and dividend income
Loans	$166,738	$159,336	$82,394	$84,344	$84,477	$80,797	$77,933
Taxable securities	11,066	13,592	5,379	5,687	6,173	6,598	6,623
Nontaxable securities	26	28	13	13	19	33	14
Dividends on securities	508	400	258	250	217	351	199
Federal funds sold and other	444	301	160	284	55	99	117
Total interest and dividend income	178,782	173,657	88,204	90,578	90,941	87,878	84,886
Interest expense
Deposits	11,999	13,310	5,984	6,015	6,135	6,319	6,431
Securities sold under agreements to repurchase	296	289	150	146	158	153	143
FHLB advances and other borrowings	1,839	1,840	893	946	861	751	803
Related party notes payable	459	460	227	232	231	230	226
Subordinated debentures and other	655	660	325	330	330	325	326
Total interest expense	15,248	16,559	7,579	7,669	7,715	7,778	7,929
Net interest income	163,534	157,098	80,625	82,909	83,226	80,100	76,957
Provision for loan losses	12,998	(3,565)	9,679	3,319	2,749	1,500	(2,690)
Net interest income after provision for loan losses	150,536	160,663	70,946	79,590	80,477	78,600	79,647
Noninterest income
Service charges and other fees	19,269	20,033	8,871	10,398	10,476	9,695	9,371
Net gain on sale of loans	3,124	2,563	1,580	1,544	1,654	1,322	947
Casualty insurance commissions	549	557	233	316	196	320	299
Investment center income	1,227	1,179	654	573	660	578	588
Net gain on sale of securities	51	6	—	51	84	—	6
Trust department income	2,006	1,905	938	1,068	891	942	1,000
Net increase (decrease) in fair value of loans at fair value	32,308	(380)	15,208	17,100	(1,602)	13,886	8,730
Net realized and unrealized gain (loss) on derivatives	(46,303)	(7,599)	(21,698)	(24,605)	(4,781)	(17,797)	(12,436)
Other	2,605	2,702	1,150	1,455	923	1,368	1,635
Total noninterest income	14,836	20,966	6,936	7,900	8,501	10,314	10,140
Noninterest expense
Salaries and employee benefits	48,761	47,050	24,673	24,088	23,929	24,126	23,029
Occupancy expenses, net	8,008	8,719	3,984	4,024	3,913	4,894	4,486
Data processing	9,536	9,751	4,708	4,828	5,443	4,354	4,723
Equipment expenses	1,881	2,022	925	956	1,251	1,077	995
Advertising	1,674	2,172	946	728	1,361	1,213	1,088
Communication expenses	2,398	2,356	1,225	1,173	1,108	1,046	1,242
Professional fees	7,175	6,003	3,603	3,572	2,610	3,620	3,105
Net (gain) loss from sale of repossessed property and other assets	(384)	(849)	(16)	(368)	(38)	(1,564)	(278)
Amortization of core deposits and other intangibles	4,626	9,379	2,313	2,313	2,767	4,069	4,691
Other	11,854	11,023	6,077	5,777	5,974	11,443	6,246
Total noninterest expense	95,529	97,626	48,438	47,091	48,318	54,278	49,327
Income before income taxes	69,843	84,003	29,444	40,399	40,660	34,636	40,460
Provision for income taxes	23,422	29,428	9,720	13,702	12,785	12,134	14,489
Net income	$46,421	$54,575	$19,724	$26,697	$27,875	$22,502	$25,971

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Summarized Consolidated Balance Sheet (Unaudited)
(Dollars in thousands)

	As of
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Assets
Cash and due from banks	$358,440	$428,186	$256,639	$235,077	$423,148
Securities	1,402,508	1,263,983	1,341,242	1,395,768	1,316,338
Total loans	7,072,465	6,986,765	6,787,467	6,678,501	6,531,763
Allowance for loan losses	(52,426)	(51,820)	(47,518)	(47,038)	(47,153)
Loans, net	7,020,039	6,934,945	6,739,949	6,631,463	6,484,610
Goodwill and other intangible assets	707,410	709,723	712,036	714,803	718,872
Other assets	293,248	304,424	321,563	315,172	331,912
Total assets	$9,781,645	$9,641,261	$9,371,429	$9,292,283	$9,274,880

Liabilities and stockholders' equity
Noninterest-bearing deposits	$1,374,589	$1,381,887	$1,303,015	$1,294,131	$1,268,925
Interest-bearing deposits	6,113,109	5,857,319	5,749,165	5,772,981	5,983,759
Total deposits	7,487,698	7,239,206	7,052,180	7,067,112	7,252,684
Securities sold under agreements to repurchase	163,343	190,585	161,687	185,620	204,793
FHLB advances and other borrowings	475,019	575,085	575,094	435,097	230,100
Other liabilities	186,033	185,015	161,378	173,490	149,647
Total liabilities	8,312,093	8,189,891	7,950,339	7,861,319	7,837,224
Stockholders' equity	1,469,552	1,451,370	1,421,090	1,430,964	1,437,656
Total liabilities and stockholders' equity	$9,781,645	$9,641,261	$9,371,429	$9,292,283	$9,274,880

GREAT WESTERN BANCORP, INC.
Loan Portfolio Summary (Unaudited)
(Dollars in thousands)

	As of
	March 31, 2015	September 30, 2014	Change ($)	Change (%)
Commercial non-real estate	$1,657,856	$1,571,640	$86,216	5.5%
Agriculture	1,748,366	1,681,209	67,157	4.0%
Construction and development	310,011	314,000	(3,989)	(1.3)%
Owner-occupied CRE	1,110,074	1,151,868	(41,794)	(3.6)%
Non-owner-occupied CRE	1,011,274	922,395	88,879	9.6%
Multifamily residential real estate	241,896	152,931	88,965	58.2%
Commercial real estate	2,673,255	2,541,194	132,061	5.2%
Residential real estate	905,114	901,605	3,509	0.4%
Consumer	80,036	90,086	(10,050)	(11.2)%
Other[1]	35,433	34,243	1,190	3.5%
Total unpaid principal balance	7,100,060	6,819,977	280,083	4.1%
Less: Unamortized discount on acquired loans and unearned net deferred fees and costs and loans in process	(27,595)	(32,510)	4,915	(15.1)%
Total loans	$7,072,465	$6,787,467	$284,998	4.2%

[1] Other loans primarily include consumer and commercial credit cards and customer deposit account overdrafts.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Net Interest Margin (FTE) (Unaudited)
(Dollars in thousands)

	For the three months ended
	March 31, 2015			December 31, 2014			March 31, 2014
	Average Balance	Interest (FTE)[1]	Yield / Cost[2]	Average Balance	Interest (FTE)[1]	Yield / Cost[2]	Average Balance	Interest (FTE)[1]	Yield / Cost[2]
Assets
Cash and due from banks	$265,929	$160	0.24%	$442,902	$284	0.25%	$191,031	$117	0.25%
Investment securities	1,334,460	5,650	1.72%	1,336,235	5,950	1.77%	1,381,475	6,836	2.01%
Loans, other than loans acquired with deteriorated credit quality, net	6,828,510	81,907	4.86%	6,626,507	82,876	4.96%	6,224,179	78,155	5.09%
Loans acquired with deteriorated credit quality, net	131,578	2,077	6.40%	151,044	2,972	7.81%	204,428	885	1.76%
Loans, net	6,960,088	83,984	4.89%	6,777,551	85,848	5.03%	6,428,607	79,040	4.99%
Total interest-earning assets	8,560,477	89,794	4.25%	8,556,688	92,082	4.27%	8,001,113	85,993	4.36%
Noninterest-earning assets	1,090,176			1,109,386			1,155,039
Total assets	$9,650,653	$89,794	3.77%	$9,666,074	$92,082	3.78%	$9,156,152	$85,993	3.81%

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$1,282,530			$1,492,262			$1,216,315
NOW, MMDA and savings deposits	4,447,606	$3,266	0.30%	4,149,871	$2,651	0.25%	3,978,103	$2,318	0.24%
CDs	1,567,763	2,718	0.70%	1,683,865	3,364	0.79%	1,940,266	4,113	0.86%
Total deposits	7,297,899	5,984	0.33%	7,325,998	6,015	0.33%	7,134,684	6,431	0.37%
Securities sold under agreements to repurchase	182,386	150	0.33%	167,835	146	0.35%	192,333	143	0.30%
FHLB advances and other borrowings	528,571	893	0.69%	566,486	946	0.66%	259,056	803	1.26%
Related party notes payable	41,295	227	2.23%	41,295	232	2.23%	41,295	226	2.22%
Subordinated debentures and other	56,083	325	2.35%	56,083	330	2.33%	56,083	326	2.36%
Total borrowings	808,335	1,595	0.80%	831,699	1,654	0.79%	548,767	1,498	1.11%
Total interest-bearing liabilities	8,106,234	$7,579	0.38%	8,157,697	$7,669	0.37%	7,683,451	$7,929	0.42%
Noninterest-bearing liabilities	86,288			74,540			51,768
Stockholders' equity	1,458,131			1,433,837			1,420,933
Total liabilities and stockholders' equity	$9,650,653			$9,666,074			$9,156,152
Net interest spread			3.39%			3.41%			3.39%
Net interest income and net interest margin (FTE)[1]		$82,215	3.89%		$84,413	3.91%		$78,064	3.96%
Less: Tax equivalent adjustment		1,590			1,504			1,107
Net interest income and net interest margin - ties to Statements of Comprehensive Income		$80,625	3.82%		$82,909	3.84%		$76,957	3.90%

[1] These are non-GAAP financial measures management believes are helpful to interpreting our financial results. See the tables at the end of this document for the calculation of the measures and reconciliation to the most comparable GAAP measure.

[2] Annualized for all partial-year periods.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Net Interest Margin (FTE) (Unaudited)
(Dollars in thousands)

	For the six months ended
	March 31, 2015			March 31, 2014
	Average Balance	Interest (FTE)[1]	Yield / Cost[2]	Average Balance	Interest (FTE)[1]	Yield / Cost[2]
Assets
Cash and due from banks	$354,415	$444	0.25%	$195,307	$301	0.31%
Investment securities	1,335,348	11,600	1.74%	1,428,379	14,020	1.97%
Loans, other than loans acquired with deteriorated credit quality, net	6,727,508	164,783	4.91%	6,186,621	158,701	5.14%
Loans acquired with deteriorated credit quality, net	141,311	5,049	7.17%	202,235	2,774	2.75%
Loans, net	6,868,819	169,832	4.96%	6,388,856	161,475	5.07%
Total interest-earning assets	8,558,582	181,876	4.26%	8,012,542	175,796	4.40%
Noninterest-earning assets	1,097,254			1,189,536
Total assets	$9,655,836	$181,876	3.78%	$9,202,078	$175,796	3.83%

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$1,387,396			$1,226,039
NOW, MMDA and savings deposits	4,298,739	$5,918	0.28%	3,934,543	$4,566	0.23%
CDs	1,625,814	6,081	0.75%	1,956,472	8,744	0.90%
Total deposits	7,311,949	11,999	0.33%	7,117,054	13,310	0.38%
Securities sold under agreements to repurchase	175,111	296	0.34%	198,207	289	0.29%
FHLB advances and other borrowings	547,528	1,839	0.67%	311,273	1,840	1.19%
Related party notes payable	41,295	459	2.23%	41,295	460	2.23%
Subordinated debentures and other	56,083	655	2.34%	56,083	660	2.36%
Total borrowings	820,017	3,249	0.79%	606,858	3,249	1.07%
Total interest-bearing liabilities	8,131,966	$15,248	0.38%	7,723,912	$16,559	0.43%
Noninterest-bearing liabilities	77,886			56,688
Stockholders' equity	1,445,984			1,421,478
Total liabilities and stockholders' equity	$9,655,836			$9,202,078
Net interest spread			3.40%			3.40%
Net interest income and net interest margin (FTE)[1]		$166,628	3.90%		$159,237	3.99%
Less: Tax equivalent adjustment		3,094			2,139
Net interest income and net interest margin - ties to Statements of Comprehensive Income		$163,534	3.83%		$157,098	3.93%

[1] These are non-GAAP financial measures management believes are helpful to interpreting our financial results. See the tables at the end of this document for the calculation of the measures and reconciliation to the most comparable GAAP measure.

[2] Annualized for all partial-year periods.

Non-GAAP Measures and Reconciliation
We rely on certain non-GAAP measures in making financial and operational decisions about our business. We believe that each of the non-GAAP measures presented is helpful in highlighting trends in our business, financial condition and results of operations which might not otherwise be apparent when relying solely on our financial results calculated in accordance with U.S. generally accepted accounting principles, or GAAP.
In particular, we evaluate our profitability and performance based on our cash net income and return on average tangible common equity, each of which excludes the effects of amortization expense relating to intangible assets and related tax effects from the acquisition of us by National Australia Bank Limited and our acquisitions of other institutions. We believe these measures help highlight trends associated with our financial condition and results of operations by providing net income and return information based on our cash payments and receipts during the applicable period.

Exhibit 99.1

We also evaluate our profitability and performance based on our adjusted net interest income, adjusted net interest margin, adjusted interest income on loans other than loans acquired with deteriorated credit quality and adjusted yield on loans other than loans acquired with deteriorated credit quality. We adjust each of these four measures to include the current realized gain (loss) of derivatives we use to manage interest rate risk on certain of our loans, which we believe economically offsets the interest income earned on the loans. Similarly, we evaluate our operational efficiency based on our efficiency ratio, which excludes the effect of amortization of core deposit and other intangibles (a non-cash expense item) and includes the tax benefit associated with our tax-advantaged loans.
We evaluate our financial condition based on the ratio of our tangible common equity to our tangible assets. Our calculation of this ratio excludes the effect of our goodwill and other intangible assets. We believe this measure is helpful in highlighting the common equity component of our capital and because of its focus by federal bank regulators when reviewing the health and strength of financial institutions in recent years and when considering regulatory approvals for certain actions, including capital actions.
Reconciliations for each of these non-GAAP financial measures to the closest GAAP financial measures are included in the tables below. Each of the non-GAAP measures presented should be considered in context with our GAAP financial results included in this release.

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)
(Dollars in thousands)

	At or for the six months ended		At or for the three months ended
	March 31, 2015	March 31, 2014	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Cash net income and return on average tangible common equity:
Net income	$46,421	$54,575	$19,724	$26,697	$27,875	$22,502	$25,971
Add: Amortization of intangible assets	4,626	9,379	2,313	2,313	2,767	4,069	4,691
Add: Tax on amortization of intangible assets	(440)	(1,622)	(220)	(220)	(811)	(811)	(811)
Cash net income	$50,607	$62,332	$21,817	$28,790	$29,831	$25,760	$29,851

Average common equity	$1,445,984	$1,421,478	$1,458,131	$1,433,837	$1,438,962	$1,445,097	$1,420,933
Less: Average goodwill and other intangible assets	709,935	721,652	708,782	711,088	713,462	717,104	721,529
Average tangible common equity	$736,049	$699,826	$749,349	$722,749	$725,500	$727,993	$699,404
Return on average common equity *	6.44%	7.70%	5.49%	7.39%	7.69%	6.25%	7.41%
Return on average tangible common equity *	13.8%	17.9%	11.8%	15.8%	16.3%	14.2%	17.3%

* Calculated as net income divided by average common equity and cash net income divided by average tangible common equity, respectively. Annualized for partial-year periods.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)
(Dollars in thousands)

	At or for the six months ended		At or for the three months ended
	March 31, 2015	March 31, 2014	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Adjusted net interest income and adjusted net interest margin (fully-tax equivalent basis):
Net interest income	$163,534	$157,098	$80,625	$82,909	$83,226	$80,100	$76,957
Add: Tax equivalent adjustment	3,094	2,139	1,590	1,504	1,324	1,200	1,107
Net interest income (FTE)	166,628	159,237	82,215	84,413	84,550	81,300	78,064
Add: Current realized derivative gain (loss)	(10,589)	(8,677)	(5,307)	(5,282)	(4,978)	(4,600)	(4,389)
Adjusted net interest income (FTE)	$156,039	$150,560	$76,908	$79,131	$79,572	$76,700	$73,675

Average interest earning assets	$8,558,582	$8,012,542	$8,560,477	$8,556,688	$8,181,194	$8,098,052	$8,001,113
Net interest margin (FTE) *	3.90%	3.99%	3.89%	3.91%	4.10%	4.03%	3.96%
Adjusted net interest margin (FTE) **	3.66%	3.77%	3.64%	3.67%	3.86%	3.80%	3.73%

* Calculated as net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.
** Calculated as adjusted net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.

Adjusted interest income and adjusted yield (fully-tax equivalent basis), on loans other than loans acquired with deteriorated credit quality:
Interest income	$161,689	$156,562	$80,317	$81,372	$82,968	$79,245	$77,048
Add: Tax equivalent adjustment	3,094	2,139	1,590	1,504	1,324	1,200	1,107
Interest income (FTE)	164,783	158,701	81,907	82,876	84,292	80,445	78,155
Add: Current realized derivative gain (loss)	(10,589)	(8,677)	(5,307)	(5,282)	(4,978)	(4,600)	(4,389)
Adjusted interest income (FTE)	$154,194	$150,024	$76,600	$77,594	$79,314	$75,845	$73,766

Average loans other than loans acquired with deteriorated credit quality	$6,727,508	$6,186,621	$6,828,510	$6,626,507	$6,527,721	$6,362,850	$6,224,179
Yield (FTE) *	4.91%	5.14%	4.86%	4.96%	5.12%	5.07%	5.09%
Adjusted yield (FTE) **	4.60%	4.86%	4.55%	4.65%	4.82%	4.78%	4.81%

* Calculated as interest income (FTE) divided by average loans. Annualized for partial-year periods.
** Calculated as adjusted interest income (FTE) divided by average loans. Annualized for partial-year periods.

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)
(Dollars in thousands)

	At or for the six months ended		At or for the three months ended
	March 31, 2015	March 31, 2014	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Efficiency ratio:
Total revenue	$178,370	$178,064	$87,561	$90,809	$91,727	$90,414	$87,097
Add: Tax equivalent adjustment	3,094	2,139	1,590	1,504	1,324	1,200	1,107
Total revenue (FTE)	$181,464	$180,203	$89,151	$92,313	$93,051	$91,614	$88,204

Noninterest expense	$95,529	$97,625	$48,438	$47,091	$48,318	$54,278	$49,327
Less: Amortization of intangible assets	4,626	9,379	2,313	2,313	2,767	4,069	4,691
Tangible noninterest expense	$90,903	$88,246	$46,125	$44,778	$45,551	$50,209	$44,636
Efficiency ratio *	50.1%	49.0%	51.7%	48.5%	49.0%	54.8%	50.6%

* Calculated as the ratio of tangible noninterest expense to total revenue (FTE).

Tangible common equity and tangible common equity to tangible assets:
Total stockholders' equity	$1,469,552	$1,437,656	$1,469,552	$1,451,370	$1,421,090	$1,430,964	$1,437,656
Less: Goodwill and other intangible assets	707,410	718,872	707,410	709,723	712,036	714,803	718,872
Tangible common equity	$762,142	$718,784	$762,142	$741,647	$709,054	$716,161	$718,784

Total assets	$9,781,645	$9,274,880	$9,781,645	$9,641,261	$9,371,429	$9,292,283	$9,274,880
Less: Goodwill and other intangible assets	707,410	718,872	707,410	709,723	712,036	714,803	718,872
Tangible assets	$9,074,235	$8,556,008	$9,074,235	$8,931,538	$8,659,393	$8,577,480	$8,556,008
Tangible common equity to tangible assets	8.4%	8.4%	8.4%	8.3%	8.2%	8.3%	8.4%

GREAT WESTERN BANCORP, INC.

Media Contact:
Ann Nachtigal, 605-988-9217
ann.nachtigal@greatwesternbank.com

Investor Relations Contact:
David Hinderaker, 605-988-9253
david.hinderaker@greatwesternbank.com